UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 1, 2005

THE TITAN CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-6035	95-2588754
(State or other	(Commission File Number	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

3033 Science Park Drive
San Diego, California		92121-1199
(Address of principal executive offices		Zip Code

Registrant’s telephone number, including area code (858) 552-9500

Check  the  appropriate  box  below  if the  Form  8-K  filing  is  intended  to simultaneously  satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On March 1, 2005, The Titan Corporation (the “Company”) announced that it has entered into a consent to the entry of a final judgment with the U.S. Securities and Exchange Commission (“SEC”), and a plea agreement with the U.S. Department of Justice (“DoJ”), which included an agreement reached with the U.S. Internal Revenue Service (“IRS”).

The Company entered into the consent to the entry of a final judgment with the SEC, without admitting or denying the SEC’s allegations, and reached a plea agreement with the DoJ, under which the Company pled guilty to three felony counts related to certain of its overseas operations, including in particular its operations in Benin.  These counts consist of violations of the anti-bribery and the books and records provisions of the Foreign Corrupt Practices Act ("FCPA") and aiding and assisting in the preparation of a false tax return.  Matters resolved through the plea agreement with the DoJ involve commercial international businesses that are in the process of being wound down.

The Company has agreed to make total payments of $28.5 million in connection with these settlements, the same figure the Company reserved for this purpose in 2004.  The total includes a DoJ-recommended fine of $13 million and payments to the SEC consisting of disgorgement of $12.6 million and prejudgment interest of $2.9 million. The Hon. Roger T. Benitez, a judge of the federal district court in San Diego, imposed upon Titan of fine of $13 million and a three-year term of supervised probation, both of which are consistent with the DoJ's and Titan's agreed-upon recommendations to the court.  In addition, the sentence imposed by the court incorporated Titan's agreement to implement a best-practices compliance program designed to detect and deter future violations of the FCPA.

The IRS agreement requires the Company to file an amended corporate tax return for 2002 to correct deductions previously taken with respect to matters at issue in the investigations.

As described in the press releases issued by the Company and attached as exhibits hereto, the Company and the Navy have negotiated an administrative settlement agreement that will allow the Company to continue to receive U.S. government contracts. The agreement, which was entered into on March 2, 2005, also provides for Navy monitoring of the Company’s compliance activities for three years.

A copy of the plea agreement, the consent to the entry of a final judgment and the administrative settlement agreement are attached hereto as Exhibit 10.1, 10.2 and 10.3, respectively, and are incorporated herein by reference.  A copy of the press releases the Company issued commenting on these government settlements are attached hereto as Exhibit 99.1 and 99.2, respectively, and are incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(a)  Financial statements of businesses being acquired:

Not Applicable

(b)  Pro forma financial information:

Not Applicable

(c)  Exhibits:

10.1                            Plea Agreement among The Titan Corporation, the United States Attorney’s Office, and the Department of Justice, as filed with the United States District Court for the Southern District of California on March 1, 2005.

10.2                            Consent of Defendant Titan Corporation to Entry of Judgment, as filed with the United States District Court for the District of Columbia on March 1, 2005, with the form of Final Judgment attached.

10.3                            Administrative Settlement Agreement between The Titan Corporation and the Department of the Navy, dated March 2, 2005.

99.1                            Press Release, dated March 1, 2005.

99.2                            Press Release, dated March 2, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

THE TITAN CORPORATION

By:	/s/ Mark W. Sopp
Name: Mark W. Sopp
Title: Senior Vice President,
Chief Financial Officer and
Treasurer

Date:  March 3, 2005

EXHIBIT INDEX

Exhibit

10.1

Plea Agreement among The Titan Corporation, the United States Attorney’s Office, and the Department of Justice, as filed with the United States District Court for the Southern District of California on March 1, 2005.

10.2	Consent of Defendant Titan Corporation to Entry of Judgment, as filed with the United States District Court for the District of Columbia on March 1, 2005, with the form of Final Judgment attached.

10.3	Administrative Settlement Agreement between The Titan Corporation and the Department of the Navy, dated March 2, 2005.

99.1	Press Release, dated March 1, 2005.

99.2	Press Release, dated March 2, 2005.